Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND quarter financial results

San Jose, CA – April 27, 2020. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second quarter fiscal 2020 ended March 28, 2020.

“These are unprecedented times and I am grateful to our employees for their strength and commitment to Sanmina and our customers, many of whom are providing essential products during this crisis. I am most impressed by how well our leadership team responded to these new challenges as we continue to navigate the evolving situation on the global supply chain. The health and safety of our employees is our top priority and we continue to take precautionary measures,” stated Hartmut Liebel, Chief Executive Officer. “While the financial results for our second fiscal quarter were influenced significantly by COVID-19, I am pleased to report we were still able to generate $119 million of free cash flow and maintain a strong balance sheet with over $1.1 billion in cash.”

(In thousands, except per share data)	Q2:FY20	Q1:FY20	Q2:FY19
Revenue	$1,590,550	$1,840,171	$2,126,639
GAAP:
Operating income	$24,369	$57,181	$78,115
Operating margin	1.5%	3.1%	3.7%
Net income	$4,882	$38,345	$40,885
Diluted earnings per share	$0.07	$0.53	$0.57
Non-GAAP:(1)
Operating income	$47,180	$73,437	$87,388
Operating margin	3.0%	4.0%	4.1%
Net income	$22,779	$57,426	$65,046
Diluted earnings per share	$0.32	$0.79	$0.91

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, litigation settlements or recoveries, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

Balance Sheet and Cash Flow

▪	Ending cash and cash equivalents: $1.1 billion, including $650 million of borrowings on our cash flow revolver as of the end of the quarter

▪	Cash flow from operations: $136 million

▪	Free cash flow: $119 million

▪	Repurchased 2.4 million shares for approximately $61 million

“Our strong balance sheet, continued focus on controlling our costs, generating cash, and our unwavering support for our customers providing innovative technologies and solutions gives me confidence that we are ready and well positioned for the recovery,” concluded Liebel.

Third Quarter Fiscal 2020 Outlook

The following outlook is for the third fiscal quarter ended June 27, 2020. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.50 billion to $1.60 billion

▪	GAAP diluted earnings per share between $0.18 to $0.28

▪	Non-GAAP diluted earnings per share between $0.30 to $0.40

The outlook above constitutes forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic which have reduced and are expected to continue to reduce demand from our customers, interrupt the flow of components needed for our customers’ products, restrict the types of products we can build for our customers and create health risks to our employees. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter on Monday, April 27, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 8567975.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

Senior Vice President, Marketing and Investor Communications

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	March 28,	September 28,
	2020	2019
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,114,585	$454,741
Accounts receivable, net	918,582	1,128,379
Contract assets	407,284	396,300
Inventories	883,727	900,557
Prepaid expenses and other current assets	39,121	40,952
Total current assets	3,363,299	2,920,929

Property, plant and equipment, net	591,738	630,647
Deferred tax assets	285,244	279,803
Other	119,904	74,134
Total assets	$4,360,185	$3,905,513

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,126,997	$1,336,914
Accrued liabilities	225,330	180,107
Accrued payroll and related benefits	105,312	127,647
Short-term debt, including current portion of long-term debt	673,437	38,354
Total current liabilities	2,131,076	1,683,022

Long-term liabilities:
Long-term debt	338,105	346,971
Other	273,255	232,947
Total long-term liabilities	611,360	579,918

Stockholders' equity	1,617,749	1,642,573
Total liabilities and stockholders' equity	$4,360,185	$3,905,513

Press Release Financials	SANMINA

2700 North First Street San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28,	March 30,	March 28,	March 30,
	2020	2019	2020	2019
Net sales	$1,590,550	$2,126,639	$3,430,721	$4,314,657
Cost of sales	1,483,129	1,973,537	3,188,418	4,012,218
Gross profit	107,421	153,102	242,303	302,439

Operating expenses:
Selling, general and administrative	62,257	64,186	125,408	127,214
Research and development	5,767	7,599	10,967	14,036
Restructuring and other costs	15,028	3,202	24,378	5,531
Total operating expenses	83,052	74,987	160,753	146,781

Operating income	24,369	78,115	81,550	155,658

Interest income	418	364	728	558
Interest expense	(6,040)	(8,472)	(11,917)	(16,743)
Other expense, net	(7,660)	(891)	(6,342)	(6,885)
Interest and other, net	(13,282)	(8,999)	(17,531)	(23,070)

Income before income taxes	11,087	69,116	64,019	132,588

Provision for income taxes	6,205	28,231	20,792	53,751

Net income	$4,882	$40,885	$43,227	$78,837

Basic income per share	$0.07	$0.59	$0.61	$1.15
Diluted income per share	$0.07	$0.57	$0.60	$1.11

Weighted-average shares used in computing per share amounts:
Basic	70,584	68,821	70,377	68,556
Diluted	72,245	71,446	72,429	71,162

Press Release Financials	SANMINA

2700 North First Street San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28,	Dec. 28,	March 30,
	2020	2019	2019
GAAP Operating Income	$24,369	$57,181	$78,115
GAAP operating margin	1.5%	3.1%	3.7%
Adjustments:
Stock compensation expense (1)	7,783	6,906	6,626
Amortization of intangible assets	63	190	190
Distressed customer charges (2)	-	-	(555)
Restructuring costs	8,356	9,160	3,012
Goodwill and other asset impairments	6,609	-	-
Non-GAAP Operating Income	$47,180	$73,437	$87,388
Non-GAAP operating margin	3.0%	4.0%	4.1%

GAAP Net Income	$4,882	$38,345	$40,885

Adjustments:
Operating income adjustments (see above)	22,811	16,256	9,273
Litigation settlements (3)	(259)	-	-
Adjustments for taxes (4)	(4,655)	2,825	14,888
Non-GAAP Net Income	$22,779	$57,426	$65,046

GAAP Net Income Per Share:
Basic	$0.07	$0.55	$0.59
Diluted	$0.07	$0.53	$0.57

Non-GAAP Net Income Per Share:
Basic	$0.32	$0.82	$0.95
Diluted	$0.32	$0.79	$0.91

Weighted-average shares used in computing per share amounts:
Basic	70,584	70,178	68,821
Diluted	72,245	72,598	71,446

(1)	Stock compensation expense was as follows:

	Cost of sales	$2,582	$2,912	$2,582
	Selling, general and administrative	5,127	3,925	3,939
	Research and development	74	69	105
	Total	$7,783	$6,906	$6,626

(2)	Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

(3)	Represents cash received in connection with certain litigation settlements.

(4)	GAAP provision for income taxes	$6,205	$14,587	$28,231

	Adjustments:
	Tax impact of operating income adjustments	222	391	189
	Discrete tax items	3,244	(2,526)	(3,741)
	Deferred tax adjustments	1,189	(690)	(11,336)

	Subtotal - adjustments for taxes	4,655	(2,825)	(14,888)

	Non-GAAP provision for income taxes	$10,860	$11,762	$13,343

	Q3 FY20 EPS Range
Q3 FY20 Earnings Per Share Outlook*:	Low	High
GAAP diluted earnings per share	$0.18	$0.28
Stock compensation expense	$0.12	$0.12
Non-GAAP diluted earnings per share	$0.30	$0.40

* Due to uncertainty regarding the timing of recognition of restructuring charges that will be incurred during fiscal 2020 in connection with the Company's rightsizing plan, an estimate of restructuring charges is not included in the outlook for Q3 FY20 GAAP EPS.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and diluted earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, litigation settlements or recoveries, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore excluded by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items may include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.